Exhibit 10.1

PENSKE AUTOMOTIVE GROUP, INC.

2020 EQUITY INCENTIVE PLAN

1.

Purpose. The purpose of this 2020 Equity Incentive Plan (the “Plan”) is to further the long term stability and financial success of Penske Automotive Group, Inc. (the “Company”) by (a) attracting and retaining key employees, members of the Board of Directors and other contributors to the Company and its Affiliates through the use of equity and cash incentives and (b) encouraging equity ownership in the Company by members of the Company’s Board of Directors and management. It is believed that ownership of Company Stock will stimulate the efforts of those Participants upon whose judgment and interest the Company is and will be dependent for the successful conduct of its business. It is also believed that awards granted under this Plan will strengthen their desire to remain with the Company and will further align those Participants’ interests with those of the Company’s shareholders.

2.	Definitions. When the following terms are capitalized, they shall have the meanings indicated, unless otherwise provided in an Award Agreement:
(a)

“Act” means the Securities Exchange Act of 1934, as amended.  A reference to any provision of the Act shall include reference to any successor or replacement provision of the Act, and any regulations promulgated with respect to such provision.

(b)	“Affiliate” means a Parent or Subsidiary of the Company, whether existing as of the effective date of the Plan or hereafter created or acquired.
(c)

“Applicable Withholding Taxes” means the amount of federal, state, local and foreign income and payroll taxes that the Company is required by applicable law to withhold in connection with any Award, provided, however, that if shares of Company Stock are used to pay such Applicable Withholding Taxes, then the Fair Market Value of such shares may not exceed the total maximum statutory tax withholding obligations associated with the Award to the extent needed for the Company (or an Affiliate) to avoid an accounting charge.

(d)	“Award” means individually or collectively, the award of an Option, Stock Appreciation Right, Company Stock Award, Incentive Award or Restricted Award.
(e)

“Award Agreement” means the written or electronic document that sets forth the terms of a Participant’s Award and may include a separate written or electronic employment or services agreement between the Company or an Affiliate and a Participant, to the extent such agreement provides for any type of Award permitted to be granted under the Plan and is granted in accordance with the terms of the Plan.

(f)	“Board” means the Board of Directors of the Company.
(g)

“Change of Control” means the occurrence of the following event: any individual, entity or group (as defined in Section 13(d)(3) of the Act) other than the Permitted Holders becomes the beneficial owner (as defined in Rule 13(d)(3) under the Act) of Company securities that constitute more than 50% of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business).   Notwithstanding the foregoing, (i) no Change of Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Stock immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions; and (ii) for purposes of an Award (A) that provides for the payment of deferred compensation that is subject to Code Section 409A upon a Change of Control or (2) with respect to which the Company permits a deferral election, the definition of “Change of Control” shall be deemed amended to conform to the requirements of Code Section 409A to the extent necessary for the Award and deferral election to comply with Code Section 409A.

(h)

“Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor or replacement provision of the Code, and any regulations promulgated with respect to such provision.

(i)	“Committee” means the Plan administrator, as described under Section 14, and to the extent of any delegation, the delegate of the Committee.
(j)	“Company” means Penske Automotive Group, Inc., a Delaware corporation, and any successor thereto.
(k)

“Company Contributor” means a consultant, advisor or other individual (except a member of the Board or an employee of the Company, a Parent or a Subsidiary of the Company), who (i) renders bona fide services to the Company or any Affiliate that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction; and (ii) does not promote or maintain a market for the Company’s securities.

(l)

“Company Stock” means the common stock of the Company. In the event of a change in the capital structure of the Company, the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(m)	“Company Stock Award” means an award of Company Stock made without any restrictions.
(n)	“Date of Grant” means the date on which the Committee authorizes an Award, or such later date as shall be designated by the Committee.
(o)

“Disability” or “Disabled” means, as to an Incentive Stock Option, a disability within the meaning of Code Section 22(e)(3), and, as to a Restricted Stock Unit and any other Award determined to be subject to Code Section 409A, a disability within the meaning of Code Section 409A(a)(2)(C). As to all other forms of Awards, the Committee shall determine whether a disability exists and such determination shall be conclusive.

(p)

“Fair Market Value” means, for purposes of determining the value of Company Stock (i) on the Date of Grant, the Stock Exchange closing price of Company Stock on the Date of Grant, (ii) on the date of exercise, the Stock Exchange closing price of Company Stock on the date preceding the exercise date, and (iii) for all other purposes, unless the Committee specifies a different method, the Stock Exchange closing sale price on the day as of which the Fair Market Value is to be determined.  In all such cases, if no sale occurs on the relevant date, then the Stock Exchange closing price of Company Stock as of the immediately preceding date on which such a sale occurred shall be used. Notwithstanding the foregoing, with respect to a sale of shares of Company Stock on a Stock Exchange, the actual sale price shall be the Fair Market Value of such shares. If Company Stock is not listed on a national or regional Stock Exchange or market system, Fair Market Value shall be determined by the Committee in good faith, subject to compliance with Code Section 409A.

(q)

“Incentive Award” means a long or short-term incentive award with payment in the form of cash, Company Stock or a combination of both, as designated by the Committee and conditioned on the attainment of specified Performance Goals, or any other event that the Committee determines.

(r)	“Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.

(s)	“Maturity Date” means, with respect to a Restricted Stock Unit, the date upon which all restrictions applicable to such Restricted Stock Unit have lapsed or been removed.
(t)

“Nonstatutory Stock Option” means an Option that does not meet the requirements of Code Section 422 or, even if meeting the requirements of Code Section 422, is not intended to be an Incentive Stock Option and is so designated.

(u)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Act.
(v)	“Option” means a right to purchase Company Stock granted under Section 7 of the Plan, at a price determined in accordance with the Plan.
(w)	“Parent” means, with respect to any corporation, a parent of that corporation within the meaning of Code Section 424(e).
(x)

“Participant” means any employee, director or other Company Contributor who receives an Award under the Plan.  Where the context so requires, all references to a Participant includes the legal or personal representative thereof or any transferee.

(y)

“Performance Goals” means any objective or subjective goals that the Committee shall select with respect to any Award under the Plan. A Performance Goal may, but is not required to, relate to one or more of the following with respect to the Company, one or more of its Subsidiaries or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, as the Committee shall determine: specified levels of or increases or decreases in revenue, return on equity, earnings per share, total earnings, earnings growth, earnings from continuing operations, EBITDA, EBITDAR, return on capital/equity, return on assets, gross profit, earnings before interest and taxes, sales, sales growth, gross or operating margin, cost reduction goals, fixed cost coverage measurements (including the ratio of service and parts revenues to operating costs), return on investment, increase in the fair market value of the Common Stock, share price (including growth measures and total stockholder return), market capitalization, operating profit, profit margin, net income, cash flow (including operating cash flow and free cash flow), financial return ratios, expense ratios, total return to  shareholders, market share, earnings measures/ratios, balance sheet measurements (including debt to equity ratios, maintenance of specified credit availability levels, compliance with credit covenants, inventory measurements and receivables/payables metrics), human resources measurements (including measurements of employee turnover, workers’ compensation costs and employee satisfaction), internal rate of return, unit sales, same store sales, specified levels of acquisitions/acquired revenue, customer satisfaction and productivity and compliance objectives (including lack of material weakness in internal controls, each as determined in accordance with the relevant AICPA or PCAOB principles).  The Committee will determine the method of measuring or evaluating a Performance Goal, and reserves the right to adjust or modify such method at any time.

(z)

“Permitted Holder” means (i) Mr. Roger S. Penske, his estate, guardians, conservators, administrators, committees or personal representatives; (ii) immediate family members and lineal descendants of Mr. Roger S. Penske and their respective guardians, conservators, administrators, committees or personal representatives; (iii) trusts or other entities created for the benefit of any of the Persons listed in (i) or (ii) above or for the benefit of a trust covered by this clause (iii); and (iv) any other Person or entity and their respective Subsidiaries, in each case so long as the Persons or entities covered by clauses (i), (ii) or (iii), directly or indirectly, control such Person or entities.  For purposes of this definition, “control” when used with respect to any entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(aa)	“Restricted Award” means, collectively, the award of Restricted Stock or Restricted Stock Units.
(bb)	“Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.
(cc)

“Restricted Stock Unit” means an award granted upon the terms and subject to the restrictions and limitations set forth in Section 6 that entitles the holder to receive a payment equal to the Fair Market Value of a share of Company Stock on the Maturity Date.

(dd)

“Rule 16b-3” means Rule 16b-3 adopted pursuant to Section 16(b) of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number re-designation) of any amendments to Rule 16b-3 adopted after the effective date of the Plan’s adoption.  The provisions of the Plan referring to Rule 16b-3 shall apply only to Participants who are subject to Section 16 of the Act.

(ee)	“Stock Appreciation Right” means a right to receive amounts from the Company awarded upon the terms and subject to the restrictions set forth in Section 8.
(ff)

“Stock Exchange” means the principal national securities exchange on which Company Stock is listed for trading, or, if Company Stock is not listed for trading on a national securities exchange, such other recognized trading market or quotation system upon which the largest number of shares of Company Stock has been traded in the aggregate during the last 20 days before a Date of Grant, or date on which an Option is exercised, whichever is applicable.

(gg)

“Subsidiary” means any business entity (including, but not limited to, a corporation, partnership or limited liability company) of which a company directly or indirectly owns 50% of the voting interests of the entity unless the Committee determines that the entity should not be considered a Subsidiary for purposes of the Plan. If a company owns less than 50% of the voting interests of the entity, the entity will be considered a Subsidiary for purposes of the Plan only if the Committee determines that the entity should be so considered. For purposes of Incentive Stock Options, Subsidiary shall be limited to a subsidiary within the meaning of Code Section 424(f).

(hh)

“Substitute Awards” means Awards granted or shares of Company Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case, by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

(ii)

“10% Shareholder” means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

3.

General. Awards may be granted under the Plan in the form of Options, Stock Appreciation Rights, Company Stock Awards, Incentive Awards and Restricted Awards. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4.	Number of Shares of Company Stock and Compensation Cap.
(a)

Plan Reserve.  Subject to Section 13 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 5,000,000 shares of Company Stock, which shall be authorized, but unissued shares (the “Reserve”).

(b)

Depletion of Reserve.    The Reserve shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, with respect to which such Award is granted.  For clarity, an Award that provides for settlement solely in cash shall not cause any depletion of the Reserve at the time such Award is granted.  If such Award is later amended, however, to permit or require settlement in Shares, then the Reserve shall be depleted, at the time of such amendment, by the maximum number of Shares which may be issued in settlement of such Award.
(c)

Replenishment of Reserve.  Shares of Company Stock that are subject to Awards but that (i) are not issued under the Award as a result of the expiration or termination of the Award, or because such Award is settled in cash, (ii) will not be issued because the criteria for issuance of such shares will not be met, (iii) are issued but forfeited pursuant to the terms of the Award, or (iv) are issued but the Company subsequently reacquires them pursuant to rights reserved upon the issuance of such shares, shall be recredited to the Reserve and may again be used for new Awards under this Plan.  Notwithstanding the foregoing, shares of Company Stock recredited to the Reserve pursuant to clause (iv) may not be issued pursuant to Incentive Stock Options.  Shares that are withheld by, or tendered back to, the Company for payment of Applicable Withholding Taxes or to pay the exercise price of an Option shall not be recredited to the Reserve.

(d)

Individual Award Limits.  Subject to Section 13 of the Plan, no more than 1,000,000 shares of Company Stock may be allocated to the Awards that are granted to any one Participant during any single calendar year, of which no more than 1,000,000 shares of Company Common Stock may be awarded to any one Participant in the form of Incentive Stock Options during any single calendar year.

(e)

Substitute Awards.  Substitute Awards shall not reduce the Reserve or the per-Participant Award limits under Section 4(e). Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Company Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Participants prior to such acquisition or combination.

5.	Eligibility.
(a)

Individuals Eligible for Awards.  All present and future employees or directors of the Company or any of its Affiliates, and other Company Contributors shall be eligible to receive Awards under the Plan. Subject to any restrictions imposed in the Plan, the Committee shall have the power and discretion, as provided in Section 14, to select which employees, directors and Company Contributors shall receive Awards and to determine for each such Participant the terms and conditions, the nature of the Award and the number of shares or units to be allocated to each Participant as part of each Award.

(b)

No Guarantee of Awards or Employment.  Neither the grant of an Award nor anything else in the Plan shall obligate the Company or any Affiliate to pay a Participant any particular amount of remuneration, to continue the employment or service of the Participant after the grant or to make further grants to the Participant at any time thereafter.

6.	Company Stock Awards, Incentive Awards and Restricted Awards.
(a)

Grant of Company Stock Award. Whenever the Committee deems it appropriate to grant a Company Stock Award, the Company shall provide an Award Agreement to the Participant stating the number of shares of Company Stock for which the Company Stock Award is granted, and the terms and conditions thereof. A Company Stock Award may be made by the Committee in its discretion without cash consideration.
(b)

Grant of Incentive Award. Whenever the Committee deems it appropriate to grant an Incentive Award, the Company shall provide an Award Agreement to the Participant stating the terms and conditions on which the Incentive Award is granted. An Incentive Award may be made by the Committee in its discretion with or without cash consideration.

(c)

Grant of Restricted Award.  Whenever the Committee deems it appropriate to grant a Restricted Award, the Company shall provide an Award Agreement to the Participant stating the number of shares of Restricted Stock or number of Restricted Stock Units for which the Restricted Award is granted and the terms and conditions thereof, to the extent consistent with paragraphs (d) and (e) below, as applicable.  A Restricted Award may be made by the Committee in its discretion without cash consideration.

(d)	Restricted Award Terms.
(i)	All Restricted Awards. A Restricted Stock Award issued pursuant to the Plan shall be subject to the following restrictions:
(1)	None of such shares or units may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares or units shall have lapsed.
(2)

Unless specified otherwise in a Participant’s Award Agreement or as permitted by the Plan, the restrictions on such shares or units must remain in effect for a period of no less than one year from the Date of Grant.

(3)

Unless specified otherwise in a Participant’s Award Agreement or as permitted by the Plan, if a Participant ceases to be employed by the Company or any Affiliate, or otherwise ceases to be a Company Contributor, as applicable, prior to the date the restrictions on such Award shall have lapsed, then the Participant shall forfeit to the Company any Restricted Awards on the date such Participant shall cease to be so employed.

(4)

The Committee may establish such other restrictions on such shares or units that the Committee deems appropriate, including, without limitation, events of forfeiture and Performance Goals that must be achieved for the vesting of Awards.

(ii)

Restricted Stock Awards. Upon the acceptance by a Participant of an award of Restricted Stock, unless otherwise set forth in the Award Agreement, such Participant shall, subject to the restrictions set forth in paragraph (d)(i) above, have all the rights of a shareholder with respect to the shares of Restricted Stock subject to such award of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates, if any, representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s Award Agreement. If shares of Restricted Stock are issued without certificates, notice of the restrictions set forth in the Plan and the Participant’s Award Agreement must be given to the shareholder in the manner required by law.

(iii)	Restricted Stock Unit Awards.

(1)

Each Restricted Stock Unit shall entitle the Participant, on the Maturity Date, to receive from the Company an amount equal to the Fair Market Value on the Maturity Date of one share of Company Stock subject to any limitations or enhancements on such value as the Committee may set forth in the notice of the Restricted Stock Unit Award.

(2)

The manner in which the Company’s obligation arising on the Maturity Date of a Restricted Stock Unit shall be paid and date of payment shall be determined by the Committee and shall be set forth in the Participant’s Award Agreement. The Committee may provide for payment in Company Stock or cash or a fixed combination of Company Stock and cash, or the Committee may reserve the right to determine the manner of payment at the time the payment is made.

(3)

A Participant receiving an award of Restricted Stock Units shall not possess any rights of a shareholder with respect to the Restricted Stock Units and shall be entitled to receive payments equivalent to dividends and other distributions paid on shares of Company Stock only to the extent set forth in the Award Agreement.

(e)

Withholding Taxes.  Each Participant shall agree at the time the Participant’s Company Stock Award, Incentive Award and/or Restricted Award is granted, and as a condition thereof, to pay to the Company or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificates free of a legend reflecting the restrictions set forth in paragraph (d) above shall be issued to such Participant for Restricted Stock. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes for an Award of Company Stock, Restricted Stock, or Restricted Stock Units that are settled in shares of Company Stock, if the grant so provides, or the Committee by separate action so permits, the Participant may elect to (i) deliver shares of Company Stock (either by actual delivery or attestation) or (ii) have the Company retain that number of shares of Company Stock that otherwise be issued under the Award, in each case having a Fair Market Value sufficient to satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee. The Committee has the express authority to change any election procedure it establishes at any time. The Applicable Withholding Taxes attributable to Restricted Stock Units or Incentive Awards that are settled in cash may be withheld from the cash payment by the Company to the Participant for such Restricted Stock Units or Incentive Award.

(f)

Legend on Share Certificates. The Company may place on any certificate representing Company Stock issued under this Section 6 any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws, and the Company may require of the Participant a customary written indication of the Participant’s investment intent.

7.	Options.
(a)

Grant of Options.  Whenever the Committee deems it appropriate to grant Options, the Company shall provide an Award Agreement to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject, including whether vesting will be contingent on the achievement of any Performance Goals, as the Committee acting in its complete discretion deems consistent with the terms of the Plan.  Incentive Stock options only may be granted to employees of the Company, the Parent or a Subsidiary of the Company.

(b)

Exercise Price.  The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if an Incentive Stock Option is granted to an employee who, at the time of the grant, is a 10% Shareholder, then the exercise price of the shares covered by the Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c)	Exercise of Stock Options. Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s Award Agreement; provided that:
(i)	No Incentive Stock Option may be exercised after the first to occur of:

(x) Ten years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five years) from the Date of Grant;

(y)Three months after the date of the Participant’s termination of employment with the Company and its Affiliates for reasons other than death or Disability; or

(z)One year following the date of the Participant’s termination of employment from the Company and its Affiliates by reason of death or Disability.

If an Incentive Stock Option remains exercisable after the time periods set forth in clauses (y) or (z), then it shall be treated as a Nonstatutory Stock Option following the end of such time periods.

(ii)

An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(d)

Automatic Exercise.  Notwithstanding the foregoing, an Option Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one share of Company Stock exceeds the exercise price of the Option, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding shares of Company Stock otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of shares of Company Stock for which the Option was deemed exercised, less the number of shares of Company Stock required to be withheld for the payment of the total purchase price and Applicable Withholding Taxes; and any fractional share of Company Stock shall be cancelled or settled in cash as determined by the Company.

8.	Stock Appreciation Rights.
(a)

Grant of Stock Appreciation Rights.  Whenever the Committee deems it appropriate to grant Stock Appreciation Rights, the Company shall provide an Award Agreement to the Participant stating the number of shares for which Stock Appreciation Rights are granted, the exercise price per share, and the conditions to which the grant and exercise of the Stock Appreciation Rights are subject, including whether vesting will be contingent on the achievement of any Performance Goals, as the Committee acting in its complete discretion deems consistent with the terms of the Plan.

(b)

Calculation of Value. Stock Appreciation Rights shall entitle the Participant, upon the exercise of all or any part of the Stock Appreciation Rights, to receive from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Rights over (y) the Fair Market Value on the Date of Grant of the Company Stock covered by the Stock Appreciation Rights. The Committee may limit the amount that the Participant may be entitled to receive upon exercise of the Stock Appreciation Right.

(c)	Exercise. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Committee shall specify in the Participant’s Stock Appreciation Rights Award Agreement.
(d)

Settlement.  The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Award Agreement. The Committee may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

9.	Method of Exercise of Options and Stock Appreciation Rights.
(a)

Notice and Payment of Exercise Price. Options and Stock Appreciation Rights may be exercised by the Participant by giving notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights the Participant has elected to exercise. In the case of a purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full paid in cash; provided that, if the terms of an Option so permit, or the Committee by separate action so permits, the Participant may (i) deliver shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price (either by actual delivery or attestation), (ii) to the extent permitted under applicable laws and regulations, deliver a properly executed exercise notice together with irrevocable instructions to a broker to exercise all or part of the Option, sell a sufficient number of shares of Company Stock to cover the exercise price and other costs and expenses associated with such sale and deliver promptly the amount necessary to pay the exercise price or (iii) request that the Company reduce the number of shares of Company Stock issued by the number of shares having an aggregate Fair Market Value equal to the aggregate exercise price. The Participant shall not be entitled to make payment of the exercise price other than in cash unless provisions for an alternative payment method are included in the Participant’s stock option Award Agreement or are agreed to in writing by the Company with the approval of the Committee prior to exercise of the Option.

(b)

Legend on Share Certificates. The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws, and the Company may require of the Participant a customary written indication of the Participant’s investment intent.

(c)

Shareholder Rights.  Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued to him a certificate for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.

(d)

Withholding Taxes.  Each Participant shall agree as a condition of the exercise of an Option or a Stock Appreciation Right to pay to the Company Applicable Withholding Taxes, or make arrangements satisfactory to the Company regarding the payment to the Company of such amounts. Until Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option or a Stock Appreciation Right.

As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes if the Option or Stock Appreciation Rights Award Agreement so provides, or the Committee by separate action so provides, a Participant may elect to (i) deliver shares of Company Stock, (ii) to the extent permitted under applicable laws and regulations, deliver irrevocable instructions to a broker to exercise all or part of the Option, sell a sufficient number of shares of Company Stock to cover the Applicable Withholding Taxes and expenses associated with such sale and deliver promptly the amount necessary to pay the Applicable Withholding Taxes, or (iii) have the Company retain that number of shares of Company Stock that would otherwise be issuable upon exercise having a Fair Market Value that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee.

(e)

Compliance with Laws.  Notwithstanding anything herein to the contrary, if the Company is subject to Section 16 of the Act, Options and Stock Appreciation Rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

10.

Nontransferability of Awards. Except as described below or as otherwise determined by the Committee and set forth in a Participant’s Award Agreement, no Award shall be transferable by a Participant except by will or the laws of descent and distribution, and an Option or Stock Appreciation Right shall be exercised only by a Participant during the lifetime of the Participant.  Notwithstanding the foregoing, a Participant may assign or transfer an Award that is not an Incentive Stock Option with the consent of the Committee to a family member (or trust or other entity for the benefit of the Participant or the Participant’s family members), without consideration (each transferee thereof, a “Permitted Assignee”); provided that any such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and transferred Award and shall execute an Award Agreement satisfactory to the Company evidencing such obligations.  Notwithstanding the foregoing, a Participant who transfers an Award, as well as the Participant’s transferee, also shall remain bound by the terms and conditions of the Plan.

11.

Effective Date of the Plan. This Plan shall become effective on May 13, 2020, subject to the approval of the holders of a majority of the shares present or represented by proxy at a duly held meeting of shareholders of the Company on such date.

12.	Termination and Amendment of Plan and Awards.
(a)

Term of Plan.  If not sooner terminated by the Board pursuant to Section 12(b), this Plan shall terminate when all shares of Company Stock reserved for issuance hereunder have been issued.  If the term of this Plan extends beyond ten (10) years from the Effective Date, no Incentive Stock Options may be granted after such time unless the shareholders of the Company have approved an extension of this Plan for such purpose. No Awards shall be granted under the Plan after its termination.  If the Plan is terminated by the Board pursuant to Section 12(b), then the authority of the Board and the Committee under this Section 12 and to otherwise administer the Plan will extend beyond the date of this Plan’s termination to the extent necessary to administer Awards outstanding on the date of the Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(b)	Termination and Amendment of Plan. The Board may, at any time, terminate the Plan or amend the Plan in such respects as it shall deem advisable, subject to the following limitations:
(i)

Shareholders must approve any amendment to the Plan to the extent the Company determines that such approval is required by the Code,  Rule 16b-3, the listing requirements of the Stock Exchange on which Company Stock is then traded, or any other applicable law, including, but not limited to, an amendment that (i) increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section

13), (ii) expands the class of persons eligible to receive Awards, or (iii) materially increases the benefits accruing to Participants under the Plan.
(ii)

A termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to such Participant, except that the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and other applicable law, and to cause Awards to meet the requirements of the Code, including Code Sections 422 and 409A.

(c)

Amendment, Modification or Cancellation of Awards.  The Committee may modify, amend, or cancel any Award, or waive any restrictions or conditions applicable to any Award, subject to the following limitations:

(i)

Any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of an Award, shall be effective only if agreed to by the Participant, except that the Committee need not obtain Participant consent for the adjustment or cancellation of an Award pursuant to Section 13 or to the extent the Committee determines it necessary to comply with Rule 16b-3 or any other applicable law, the Code, or the listing requirements of the Stock Exchange or market on which the Shares are then traded.

(ii)

Other than as provided in Section 13, outstanding Options or Stock Appreciation Rights may not (A) be amended to reduce the exercise price or grant price of such outstanding Options or Stock Appreciation Rights; (B) be cancelled in exchange for Options or Stock Appreciation Rights with an exercise or grant price that is less than the exercise price of the original Options or Stock Appreciation Rights; or (C) be cancelled in exchange for cash or other securities if the exercise price or grant price of such outstanding Option or Stock Appreciation Right is greater than the Fair Market Value of a share of Company Stock.

13.	Change in Capital Structure.
(a)

Adjustment of Shares.  In the event of a stock dividend, stock split or combination of shares, recapitalization, merger in which the Company is the surviving corporation, reorganization, reincorporation, consolidation, special dividend, spin-off or other change in the Company’s capital stock without the receipt of consideration by the Company (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), or any other event shall occur (which event, in the judgment of the Board or Committee, necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Awards then outstanding or to be granted thereunder, the aggregate and individual maximum number of shares or securities which may be delivered under the Plan pursuant to Section 4, and the exercise price and other terms and relevant provisions of Awards shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons; provided, however, that no adjustment of an outstanding Option or Stock Appreciation Right may be made that would create a deferral of income or a modification, extension or renewal of such Option or Stock Appreciation Right under Code Section 409A except as permitted thereby. If the adjustment would produce fractional shares with respect to any Incentive Award, Restricted Award or unexercised Option or Stock Appreciation Right, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the shares

(including a reverse stock split), if no action is taken by the Committee, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the shares; provided that the number of shares of Company Stock subject to any Award payable or denominated in shares must always be a whole number, and any fractional share resulting from such adjustment shall be rounded down to the nearest whole share, unless the Committee determines otherwise.

(b)

Change of Control.  If an Award Agreement specifies the treatment of an Award upon a Change of Control, then such provisions in the Award Agreement shall control, notwithstanding any contrary provision in this Plan.  If an Award Agreement does not contain provisions regarding treatment of an Award upon a Change of Control, then, unless provided otherwise by the Board or Committee prior to a Change of Control, in the event of a Change of Control:

(i)

Each outstanding Option or Stock Appreciation Right shall become immediately and fully vested and all Options and Stock Appreciations Rights shall be cancelled as of the closing of the Change of Control in exchange for a cash payment equal to the excess of the “Change in Control Price” (meaning the price paid or deemed paid in the Change of Control transaction, as determined by the Committee) over the exercise or grant price of such Awards;

(ii)

Outstanding Restricted Awards and Incentive Awards that are not then vested shall vest assuming, if applicable, the Performance Goals were met at the higher of (A) 100% of target or (B) the level of achievement of the Performance Goals measured at the time of the Change of Control and assuming that the Performance Goals would continue to be achieved at the same rate through the end of the performance period; and

(iii)

Except as otherwise expressly provided in any agreement between a Participant and the Company or one of its Affiliates, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the Committee may, in its discretion, reduce the amount of such payment to the extent required to prevent the imposition of such excise tax.

(c)

Participant Consent Not Required.  Any determination made or action taken under this Section 13 by the Committee or Board shall be final and conclusive and may be made or taken without the consent of any Participant.

14.

Administration of the Plan. The Plan shall be administered by the Committee, which shall be the full Board or a committee appointed by the Board, consisting of not less than two members of the Board. As of the Effective Date, the Board appoints the Compensation and Management Development Committee of the Board to be the Committee for purposes of the Plan. The Committee shall have general authority to impose any limitation or condition upon an Award that the Committee deems appropriate to achieve the objectives of the Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a)

Authority.  The Committee shall have the power and complete discretion to determine (i) which eligible employees, directors and other Company Contributors shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, subject to Section 2(p), (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time and/or upon the achievement of Performance Goals, and when it shall be fully vested, (vii) when Options or Stock Appreciation Rights may be exercised, (viii)  whether a Disability exists, subject to Section 2(o), (ix) the manner in which payment will be made upon the exercise of Options or

Stock Appreciation Rights, (x) conditions relating to the length of time before disposition of Company Stock received under an Award is permitted, (xi)  the manner of payment of Applicable Withholding Taxes, (xii) the terms and conditions applicable to Restricted Awards, (xiii) the terms and conditions on which restrictions upon Restricted Awards shall lapse, (xiv) whether to accelerate the time at which any or all restrictions with respect to Restricted Awards will lapse or be removed, (xv) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xvi) any additional requirements relating to Awards that the Committee deems appropriate.

The Committee may accelerate the vesting of an Award, or cause the lapse of restrictions related to such Award, or deem an Award to be earned, in whole or in part, in the event of the Participant’s death, Disability, retirement, termination of employment, Change of Control, or any other event as determined by the Committee in its sole discretion.

(b)

Administrative Rules.  The Committee may adopt rules and procedures for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c)

Delegation to Subcommittee.  If a committee of the Board is appointed to serve as the Committee, such Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, including the power to delegate a subcommittee of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

(d)

Delegation to Officers.  To the extent permitted by applicable law, the Committee may delegate to one or more Officers the authority to exercise the Committee’s authority under the Plan, other than with respect to Participants who are Officers.

(e)

Rule 16b-3.  As to Awards that that are authorized by the Committee and intended to be exempt under Rule 16b-3 of the Exchange Act, the requirements of Rule 16b-3(d)(1) under the Exchange Act with respect to committee action also are intended to be satisfied.  To the extent applicable, Committee members shall meet the requirements of the rules and regulations of the Stock Exchange.

(f)

Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee (or any subcommittee or Officer who is a delegate thereof) shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board) or paid by the Board in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be determined in such action, suit or proceeding that such Committee member has acted in bad faith; provided, however, that within 60 days after receipt of notice of institution of any such action, suit or proceeding, a Committee member shall offer the Company in writing the opportunity, at its own cost, to handle and defend the same.

15.

Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows:

(a)	If to the Company – at its principal business address to the attention of the Secretary;

(b)	If to any Participant – at the last address of the Participant known to the sender at the time the notice or other communication is sent.

In either event, notice may also be delivered via email as long as the email account is one used in the regular course of business of the Participant or Company representative.  In addition, notice may be provided in accordance with such procedures adopted by the Committee, which may include notice provided via a third party administrator platform.

16.	Compliance with Code Section 409A.
(a)

To the extent that amounts payable under this Plan are subject to Code Section 409A, the Plan and Awards are intended to comply with such Code Section 409A and official guidance issued thereunder. Otherwise, the Plan and Awards are intended to be exempt from Code Section 409A. Notwithstanding anything to the contrary, the Plan and Awards shall be interpreted, operated and administered in a manner consistent with these intentions.

(b)

For purposes of the Plan, all references to “employment termination,” “termination from employment,” “termination from service,” “separation from service” or like phrases are intended to constitute a “separation from service” as defined by Code Section 409A.

(c)

Notwithstanding anything in the Plan to the contrary, if a Participant is a specified employee (within the meaning of the default provisions for determining specified employees under Section 409A of the Code) with respect to the Company at the time of the Participant’s employment termination or separation from service, all payments that are not then exempt from Code Section 409A, which are payable as a result of such employment termination or separation from service, and would have been due during the six-month period following the Participant’s employment termination or separation from service shall be aggregated and paid on the date that is six months and one day after the Participant’s employment termination or separation from service (or, if earlier, as soon as practicable after the date of the Participant’s death).

17.

Clawback. Notwithstanding any other provisions in this Plan, all Awards shall be subject to recovery under (a) any law, government regulation or Stock Exchange listing requirement, and (b) any recoupment or clawback policy adopted by the Board.  Any amendment to such clawback policy after the date an Award is granted shall be applicable to such Award without the need for Participant consent.

18.	Miscellaneous.
(a)

No Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Company Stock subject to an Award unless otherwise stated herein or until such Participation has satisfied all requirements under the terms of the Award.

(b)

No Guarantee of Tax Treatment.  Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Parent or Subsidiary indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(c)	Governing Law. The terms of the Plan shall be governed by the laws of the State of Delaware, without regard to conflict of law provisions at any jurisdiction.
(d)	Limitations on Actions and Venue. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, must be brought within one (1) year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint, and the exclusive jurisdiction, forum, and venue with respect to any such legal action or proceeding shall be the state and federal courts, as applicable, located in Detroit, Michigan.

(e)

Construction.  Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply.  Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(f)

Requirements of Law and Securities Exchange.  The granting of Awards and the issuance of Company Stock in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or Stock Exchanges or markets as may be required. Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Company Stock under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any Stock Exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith.  The Company may impose such restrictions on any Company Stock issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any Stock Exchange.

(g)

No Fractional Shares.  No fractional Shares or other securities may be issued or delivered pursuant to this Plan.  If, but for this provision, fractional Shares would be issuable pursuant to an Award, then such fractional Share shall be canceled without payment thereunder.  Notwithstanding the foregoing, the Committee may alternatively decide, in its sole discretion, to cause such fractional Shares to be rounded up to the nearest whole Share or for a cash payment to be made equal to the Fair Market Value of such fractional Share.

(h)

Unfunded Plan.  This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.  Neither the Company nor any Subsidiary will be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

(i)

Severability.  If any provision of this Plan or any Award Agreement (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award Agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, Award Agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.

(j)

Manner of Action. Board and Committee actions and authorizations with respect to the Plan and Awards granted thereunder are not required to take any specific form.  For example, and without limiting the generality of the foregoing, any action or authorization by the Board or the Committee that is not described as an amendment, but that would be inconsistent with the Plan or an Award agreement as then in effect, shall be given the same effect as a formal amendment thereto (provided that such amendment is permitted by Section 12).

IN WITNESS HEREOF, this instrument has been executed as of the 13th day of May, 2020.

PENSKE AUTOMOTIVE GROUP, INC.

By:	/s/ Claude H. Denker, III
Claude H. Denker, III, Executive Vice President, Human Resources